                                                                    Exhibit 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003



       COLLECTIONS                                                                               DOLLARS
       Payments received                                                                                48,711,069.62
              Plus / (Less) :
                         Net Servicer Advances                                                              17,559.87
                                                                                                        -------------
       Total Funds Available for Distribution                                                           48,728,629.49
                                                                                                        =============


       DISTRIBUTIONS

              Servicing Fee                                                          1,205,049.00
              Trustee and Other Fees                                                     5,693.57
                                                                                     ------------
       Total Fee Distribution                                                                            1,210,742.57

              Note Interest Distribution Amount - Class A-1           50,993.13
              Note Interest Distribution Amount - Class A-2          391,250.00
              Note Interest Distribution Amount - Class A-3          551,483.33
              Note Interest Distribution Amount - Class A-4          643,900.00
                                                                  -------------
                                                                   1,637,626.46

              Note Principal Distribution Amount - Class A-1       2,464,786.75
              Note Principal Distribution Amount - Class A-2       2,971,239.33
              Note Principal Distribution Amount - Class A-3               0.00
              Note Principal Distribution Amount - Class A-4               0.00
                                                                  -------------
                                                                  45,436,026.08

       Total Class A Interest and Principal Distribution                                                47,073,652.54

              Note Interest Distribution Amount - Class B-1          140,568.75
              Note Principal Distribution Amount - Class B-1               0.00
                                                                   ------------
       Total Class B Interest and Principal Distribution                                                   140,568.75

              Note Interest Distribution Amount - Class C-1          180,225.00
              Note Principal Distribution Amount - Class C-1               0.00
                                                                   ------------
       Total Class C Interest and Principal Distribution                                                   180,225.00

              Note Interest Distribution Amount - Class D-1          123,440.63
              Note Principal Distribution Amount - Class D-1               0.00
                                                                   ------------
       Total Class D Interest and Principal Distribution                                                   123,440.63

              Spread Account Deposit                                                                             0.00
                                                                                                        -------------
       Total Distributions                                                                              48,728,629.49
                                                                                                        =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003


       PORTFOLIO DATA:
                                                       # of loans
             Beginning Aggregate Principal Balance                     75,615                                  1,156,847,331.05

                 Less:   Principal Payments                                 1        (17,081,087.53)
                         Full Prepayments                              (1,491)       (17,599,242.67)
                         Partial Prepayments                               0                  0.00
                         Liquidations                                    (309)        (4,534,188.68)
                                                                                     --------------
                                                                                                                 (39,214,518.88)
                                                                                                               ----------------
             Ending Aggregate Principal Balance                        73,816                                  1,117,632,812.17
                                                                                                               ================
       Ending Outstanding Principal Balance of Notes                                                           1,073,278,760.67
       Overcollateralization Amount                                                                               44,354,051.50
       Overcollateralization Level                                                                                         3.97%

       OTHER RELATED INFORMATION:

       Spread Account:

              Beginning Balance                                                        6,750,000.00
                    Deposits                                                                   0.00
                    Reductions                                                                 0.00
                                                                                     --------------
              Ending Balance                                                                                       6,750,000.00

              Beginning Initial Deposit                                                6,750,000.00
                    Repayments                                                                 0.00
                                                                                     --------------
              Ending Initial Deposit                                                                               6,750,000.00


       Modified Accounts:
              Principal Balance                                                                0.00%                       0.00
              Scheduled Balance                                                                0.00%                       0.00

       Servicer Advances:
              Beginning Unreimbursed Advances                                          1,079,984.21
              Net Advances                                                                17,559.87
                                                                                     --------------
                                                                                                                   1,097,544.08

       Net Charge-Off Data:
              Charge-Offs                                                             6,644,134.60
              Recoveries                                                              (1,166,349.79)
                                                                                     --------------
              Net Charge-Offs                                                                                      5,477,784.81

       Delinquencies (P&I):                            # of loans
              30-59 Days                                                1,133         13,894,430.16
              60-89 Days                                                  339          4,030,581.36
              90-119 Days                                                 130          1,638,520.06
              120 days and over                                             4             50,032.18

       Repossessions                                                      119          1,021,139.29

       Contracts Repurchased (pursuant to Sect.
          3.02, 4.07, or 9.01 of the Sale and
          Servicing Agreement)                                              0                                              0.00

       Cumulative Charge-Off Percentage                                                                                    0.41%

       WAC                                                                                                              11.7959%
       WAM                                                                                                               57.683

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003


                                   BEGINNING           NOTE MONTHLY                         TOTAL
                ORIGINAL          OUTSTANDING            PRINCIPAL            PRIOR        PRINCIPAL         PRINCIPAL
               PRINCIPAL           PRINCIPAL           DISTRIBUTABLE        PRINCIPAL    DISTRIBUTABLE     DISTRIBUTION
CLASSES         BALANCE             BALANCE               AMOUNT            CARRYOVER       AMOUNT            AMOUNT
-------         -------             -------               ------            ---------       ------            ------
  A-1       267,000,000.00         42,464,786.75        42,464,786.75          0.00      42,464,786.75     42,464,786.75


  A-2       313,000,000.00        313,000,000.00         2,971,239.33          0.00       2,971,239.33      2,971,239.33


  A-3       326,000,000.00        326,000,000.00                 0.00          0.00               0.00              0.00


  A-4       282,000,000.00        282,000,000.00                 0.00          0.00               0.00              0.00


  B-1        57,375,000.00         57,375,000.00                 0.00          0.00               0.00              0.00


  C-1        60,750,000.00         60,750,000.00                 0.00          0.00               0.00              0.00


  D-1        37,125,000.00         37,125,000.00                 0.00          0.00               0.00              0.00
          ----------------      ----------------        -------------          ----      -------------     -------------
TOTAL     1,343,250,000.00      1,118,714,786.75        45,436,026.08          0.00      45,436,026.08     45,436,026.08
          ================      ================        =============          ====      =============     =============


                               REMAINING                 TOTAL
             CURRENT          OUTSTANDING              PRINCIPAL
            PRINCIPAL          PRINCIPAL              AND INTEREST
CLASSES     CARRYOVER           BALANCE               DISTRIBUTION
-------     ---------           -------               ------------
  A-1           0.00                    0.00          42,515,779.88


  A-2           0.00          310,028,760.67           3,362,489.33


  A-3           0.00          326,000,000.00             551,483.33


  A-4           0.00          282,000,000.00             643,900.00


  B-1           0.00           57,375,000.00             140,568.75


  C-1           0.00           60,750,000.00             180,225.00


  D-1           0.00           37,125,000.00             123,440.63
                ----        ----------------          -------------
TOTAL           0.00        1,073,278,760.67          47,517,886.92
                ====        ================          =============



                         NOTE MONTHLY                          TOTAL
                           INTEREST            PRIOR          INTEREST            INTEREST        CURRENT
 NOTE     INTEREST      DISTRIBUTABLE        INTEREST       DISTRIBUTABLE       DISTRIBUTION      INTEREST
CLASSES     RATE            AMOUNT           CARRYOVER         AMOUNT              AMOUNT        CARRYOVER
-------     ----            ------           ---------         ------              ------        ---------
  A-1     1.31000%         50,993.13            0.00           50,993.13           50,993.13        0.00

  A-2     1.50000%        391,250.00            0.00          391,250.00          391,250.00        0.00

  A-3     2.03000%        551,483.33            0.00          551,483.33          551,483.33        0.00

  A-4     2.74000%        643,900.00            0.00          643,900.00          643,900.00        0.00

  B-1     2.94000%        140,568.75            0.00          140,568.75          140,568.75        0.00

  C-1     3.56000%        180,225.00            0.00          180,225.00          180,225.00        0.00

  D-1     3.99000%        123,440.63            0.00          123,440.63          123,440.63        0.00
          -------       ------------            ----        ------------        ------------        ----
 TOTAL                  2,081,860.84            0.00        2,081,860.84        2,081,860.84        0.00
                        ============            ====        ============        ============        ====


                  DEFICIENCY              POLICY
  NOTE              CLAIM                 CLAIM
CLASSES             AMOUNT                AMOUNT
-------             ------                ------
  A-1                       0.00              0.00

  A-2                       0.00              0.00

  A-3                       0.00              0.00

  A-4                       0.00              0.00

  B-1                       0.00              0.00

  C-1                       0.00              0.00

  D-1                       0.00              0.00
                            ----              ----

                 Note Percentage       100.000000%

          Certificate Percentage         0.000000%

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003

Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.


                                        ----------------------------------------
                                        Lori Bice
                                        Assistant Vice President
                                        Director Technical Accounting


                                        ----------------------------------------
                                        Mark Olson
                                        Senior Vice President
                                        Controller